   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2001
                                                      REGISTRATION NO. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ---------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ---------------------------------------
                                 VALENTIS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                             94-3156660
   (STATE OR OTHER JURISDICTION OF               (IRS EMPLOYER
    INCORPORATION OR ORGANIZATION)           IDENTIFICATION NUMBER)


                    ---------------------------------------

                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                    ---------------------------------------

                    VALENTIS, INC. 1997 EQUITY INCENTIVE PLAN
          VALENTIS, INC. 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                    ---------------------------------------

                             BENJAMIN F. MCGRAW, III
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 VALENTIS, INC.
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010
                                 (650) 697-1900

                    ---------------------------------------

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                    ---------------------------------------

-------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED         PROPOSED
                  TITLE OF                         AMOUNT           MAXIMUM           MAXIMUM         AMOUNT OF
              SECURITIES TO BE                     TO BE            OFFERING         AGGREGATE      REGISTRATION
                 REGISTERED                    REGISTERED (1)      PRICE PER         OFFERING            FEE
                                                                   SHARE (2)         PRICE (2)
--------------------------------------------- ----------------- ----------------- ---------------- ----------------
Common Stock, par value $.001 per share        2,200,000 (3)          $6.5625       $14,437,500        $3,610
--------------------------------------------- ----------------- ----------------- ---------------- ----------------

(1) Pursuant to Rule 416, this Registration Statement shall also cover a presently indeterminate number of additional shares of the Registrant's Common Stock that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends or other similar changes in capitalization.
(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) for 2,200,000 shares based on the average ($6.5625) high ($6.875) and low ($6.25) prices for the Registrant's Common Stock as reported on the Nasdaq National Market on January 11, 2001.
(3) Includes 2,000,000 shares available for issuance under the 1997 Equity Incentive Plan and 200,000 shares available for issuance under the 1998 Non-Employee Directors' Stock Option Plan.

Proposed sale to take place as soon after the effective date of the Registration Statement as options granted under the 1997 Equity Incentive Plan and the 1998 Non-Employee Directors' Stock Option Plan.
================================================================================

                                 Total Pages 9
                            Exhibit Index on Page 5

                                     PART I

        The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").


                                    PART II

         On November 7, 1997, the Registrant filed a Registration Statement on Form S-8 relating to shares of common stock to be offered and sold under the 1997 Equity Incentive Plan (File No. 333-39795). On February 24, 1999, the Registrant filed with the SEC a Registration Statement on Form S-8 relating to additional shares of common stock to be offered and sold under the 1997 Equity Incentive Plan and shares of common stock to be offered and sold under the 1998 Non-Employee Directors' Stock Option Plan (File No. 333-72895). Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statements are hereby incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

ITEM 8.  EXHIBITS

         See Index to Exhibits on page 5.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on January 19, 2001.

                                                   VALENTIS, INC.



                                             By:   /s/ Benjamin F. McGraw, III
                                                   -----------------------------
                                                       Benjamin F. McGraw, III
                                                       Chairman, Chief Executive
                                                       Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Benjamin F. McGraw, III, and Bennet L. Weintraub, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

                SIGNATURES                                       TITLE                                DATE


       /s/ BENJAMIN F. MCGRAW, III               Chairman, Chief Executive Officer and           January 19, 2001
-------------------------------------------      President (Principal Executive Officer)
       Benjamin F. McGraw, III


       /s/ BENNET L. WEINTRAUB                   Vice President, Finance and Chief               January 19, 2001
-------------------------------------------      Financial Officer (Principal Financial
       Bennet L. Weintraub                       and Accounting Officer)


       /s/ PATRICK G. ENRIGHT                    Director                                        January 19, 2001
-------------------------------------------
       Patrick G. Enright

       /s/ RAJU KUCHERLAPATI                     Director                                        January 19, 2001
-------------------------------------------
       Raju Kucherlapati

                                                 Director
-------------------------------------------
       Mark McDade

       /s/ BERT W. O'MALLEY                      Director                                        January 19, 2001
-------------------------------------------
       Bert W. O'Malley

       /s/ ARTHUR M. PAPPAS                      Director                                        January 19, 2001
-------------------------------------------
       Arthur M. Pappas

       /s/ GILLIAN E. FRANCIS                    Director                                        January 19, 2001
-------------------------------------------
       Gillian E. Francis

       /s/ STANLEY T. CROOKE                     Director                                        January 19, 2001
-------------------------------------------
       Stanley T. Crooke


                                INDEX TO EXHIBITS

EXHIBIT

4.1*                 1997 Equity Incentive Plan

4.2                  Amendment to 1997 Equity Incentive Plan

4.3**                1998 Non-Employee Directors' Stock Option Plan

4.4                  Amendment to 1998 Non-Employee Directors' Stock Option Plan

5.1                  Opinion of Latham & Watkins

23.1                 Consent of Ernst & Young LLP

23.2                 Consent of Latham & Watkins (included in Exhibit 5.1)

24.1                 Power of Attorney (included in the signature page to this Registration Statement)


---------
* Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 33-32593), filed with the SEC on July 31, 1997.

** Incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-72895), filed with the SEC on February 24, 1999.